Exhibit 10.10

Execution Version

AMENDMENT TO THE BFA MASTER SERVICES AGREEMENT

This Amendment is an amendment to the BFA Master Services Agreement by and among The Bank of New York Mellon (“BNY Mellon”), each BFA recipient listed in Exhibit A (each, a “BFA Recipient”) and BlackRock Fund Advisors (“BFA”) dated October 24, 2023 (the “Agreement”).

The effective date of this Amendment is as of May 27, 2026.

Intending to be legally bound, BNY Mellon and BFA hereby agree as follows:

1.	The entity named below is hereby added to Exhibit A, List of BFA Recipients:

iShares Bitcoin Premium Income ETF

2.	Section 1.1(c) of the Agreement is amended to refer to “custody” as opposed to “cash custody”.

3.	Article 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.	CUSTODY SERVICES

3.1	Terms of Appointment

(a)

Provider Appointed as Custodian. Each BFA Recipient hereby appoints Provider as a custodian of such BFA Recipient’s Securities and cash (collectively, “Property”) delivered to and accepted by Provider from time to time during the term of this Agreement for credit to such BFA Recipient’s BFA Account and Provider agrees to act as such upon the terms and conditions hereinafter set forth. The Provider represents that it and any Sub-Custodian are each a "qualified custodian" within the meaning of Rule 206(4)-2 ("Rule 206(4)-2") of the Investment Advisers Act of 1940, as amended, and agrees that it and any Sub-Custodian will provide the services and information required under Rule 206(4)-2. For the avoidance of doubt, BFA Recipients acknowledge and agree that Provider will not provide custody of any digital assets under this Agreement.

(b)

Safekeeping. As custodian, Provider shall have general responsibility for the safekeeping of all such Property of each applicable BFA Recipient as listed in Exhibit A (as may be amended from time to time) that is received and accepted by Provider. Except as otherwise provided herein, Provider will receive and hold pursuant to the terms hereof, in a separate account or accounts (each, a “BFA Account”) and physically segregated (solely with respect to physical Securities and only to the extent reasonably practicable) at all times from those of other persons (including Provider), any and all Property which may be received by it for the account of any BFA Recipient; provided, that all Property shall be segregated on Provider’s books and records from property held by Provider for its own account and for the account of Provider’s other customers, including the Property of any BFA Recipient from the Property of any other BFA Recipient. All such Property will be held or disposed of by Provider only upon receipt of Proper Instructions (which may be standing instructions), including with respect to the posting of initial or variation margin from time to time identified by the BFA Recipient pursuant to Proper Instructions. The BFA Recipients may acquire and hold cryptocurrency or other digital assets and/or other assets or property that may require different custody arrangements than those contemplated hereby. In such event, the Parties will discuss in good faith (i) the extent to which the Provider can provide custody services, and (ii) the terms for the custody of such items which may require different custody arrangements than those contemplated hereby.

(c)

Financial Assets. Except to the extent precluded by UCC Section 8-501(d), the parties hereto expressly agree that Provider shall hold all Property other than cash of a BFA Recipient that is delivered to Provider under this Agreement in a “securities account” with the Provider for and in the name of such BFA Recipient and shall treat all such Property other than cash, as “financial assets” as each of those terms are defined in the UCC. Any account agreement (as defined in Hague Securities Convention Article 1(e)) between Provider and BFA on behalf of any BFA Recipient, that governs the securities account portion of such BFA Recipient’s BFA Account shall expressly provide that it is governed by the laws of the State of New York, or if it fails to so provide, the Provider and BFA on behalf of any such BFA Recipient hereby agree that such account agreement is hereby amended to provide, “the Provider and BFA on behalf of any such BFA Recipient expressly agree, the law applicable to all issues specified in the Hague Securities Convention Article 2(1) is the law of the State of New York.” For the purposes of the Hague Securities Convention, the Provider represents that at the time any such account agreement and this Agreement were entered into, the Provider had an office in the United States which engaged in a business or other regular activity of maintaining securities accounts.

(d)

Domestic Securities. Domestic Securities held by Provider (other than physical or bearer securities) will be registered in the name of Provider or any nominee of Provider (or the Depository, as applicable). BFA, on behalf of each BFA Recipient, hereby authorizes the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor or entities having the same commodity trading advisor or other advisor as the BFA Recipient, or in the name or nominee name of any agent that is properly appointed. All Securities accepted by Provider on behalf of a BFA Recipient will be in “street name” or other good delivery form.

(e)

Use of Depositories. To the extent the nature of a Security may require or it is customary for such Security, Provider may deposit and/or maintain Securities owned by a BFA Recipient in a Depository. Securities held by Provider in a Depository will be held subject to the customary rules, terms, and conditions of such Depository. Where Securities are held in a Depository, Provider shall identify on its records as belonging to BFA Recipient, a quantity of Securities as part of a fungible bulk of Securities held in Provider’s account at such Depository. To the extent permitted by applicable Law and consistent with market practice, Property deposited in a Depository will be represented in accounts that include only assets held by Provider for its customers. Each Depository shall operate on such terms as such Depository customarily operates and, on the basis of such terms, a

Depository may have security interest in, or lien on, or right of setoff in respect of the Property. Provider shall not be liable to repay Securities credited to a BFA Account and held at Provider’s or Provider’s Sub-Custodian’s account at such Depository that Provider is not able to recover and credit back to such account; provided that the inability to recover and credit back to any BFA Account such Security is not the direct result of Provider’s failure to fulfill its duties hereunder. Provider shall use its Commercially Reasonable Efforts to recover such Securities in accordance with applicable market practice and Provider shall have no obligation or liability to credit or repay to any BFA Account Property that it is unable to recover as a result of losses arising out of nationalization, expropriation or other governmental action; regulation of the banking or securities industry, exchange or currency controls or restrictions, devaluations or fluctuations or currency redenomination, availability of securities or cash, or market conditions that prevent the transfer of property or the execution of transactions or that affect the value of property (collectively, “Country Risk Events”).

3.2	Cash.

(a)

On-book Accounts. Provider shall open, maintain and operate a separate deposit account or deposit accounts in the name of each BFA Recipient (or in another name requested by the BFA Recipient that is acceptable to Provider) for the deposit and collection of any and all cash in any currency supported and received by or on behalf of Provider for the account of the BFA Recipient (hereinafter referred to as “On-book Accounts”) on the books of Provider, and shall hold in such On-book Accounts, subject to the provisions hereof, all cash received by it from or for the account of the BFA Recipient. Such On-book Accounts may be denominated in either U.S. Dollars or other currencies. Any amount standing to the credit of the On-book Accounts is a debt due from Provider, as banker to each applicable BFA Recipient. In cases where Provider uses local banks in local markets to hold on deposit any cash in connection with the services provided to the BFA Recipients, for purposes of clarity, the BFA Recipient is still considered to be a depositor of Provider (or of a Provider’s foreign branch, as applicable) with respect to such cash and is not subject to any loss due to the insolvency of such local bank, except that if a Country Risk Event leads to restrictions on, or losses of cash or cash equivalents held by Provider or any Provider Affiliate in any relevant market, Provider shall apply the impact of these restrictions or losses to the relevant currency held in the BFA Recipient’s cash Accounts in a proportionate manner. The responsibilities of Provider to each applicable BFA Recipient for deposits accepted on Provider’s books shall be that of a U.S. bank for a similar deposit held at a domestic or foreign branch office, as the case may be. The State of New York is the “bank’s jurisdiction” (as defined in UCC Section 9-304(b)) of Provider and any Affiliate of Provider with respect to each On-book Account and all funds credited thereto regardless of currency denomination. Provider will use best efforts to ensure that such On-Book Accounts are insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

(b)

Off-book Accounts. Where Provider does not maintain a particular currency on the books of Provider, a deposit account or other bank account shall be opened and maintained outside the United States on behalf of a BFA Recipient with a Sub-Custodian in accordance with the provisions of this Agreement. Cash held in the currencies identified from time to time on the BFA Recipient’s cash statements (or via other means) as being held in the local market and not as deposits with Provider (hereinafter referred to as “Off-book Accounts”) will not be part of the On-book Accounts. The responsibilities of Provider to each applicable BFA Recipient for such Off-book Accounts for which Provider has control shall be governed by the provisions of Section 3.7(b) hereof, provided that, upon receipt of Proper Instructions, Provider shall use its best efforts to ensure that, to the extent reasonably possible, such funds are covered by federal deposit insurance provided by the local government or other similar protections.

(c)

Accounts with Other Banking Institutions. While it is not anticipated that Provider will act in this regard, Provider may open and operate a deposit account or other bank account on behalf of a BFA Recipient, in the name of Provider or a nominee of Provider, at a bank or other financial institution other than Provider or any Sub-Custodian (each, a “Banking Institution”); provided, that, (i) such deposit account or other bank account shall be in the name of Provider or a nominee of Provider, for the account of a BFA Recipient, and shall be subject only to draft or order by Provider acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the BFA Recipient; provided, further, that such deposit account or other bank account may be held in an account of Provider, as a fiduciary or custodian for customers; and provided, further, however, that the records of Provider shall indicate at all times the BFA Recipient or other customer for which such cash is credited to such account and the respective interests therein. Such deposit account or other bank account may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 3.7, Provider shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit. Provider shall use its Commercially Reasonable Efforts to ensure that, to the extent reasonably possible, such funds are covered by deposit insurance provided by the local government or other similar protections.

(d)

Deposit Insurance. Upon receipt of Proper Instructions, Provider shall take such reasonable actions as the applicable BFA Recipient deems necessary or appropriate to cause each deposit account established by Provider or a Sub-Custodian pursuant to this Section 3.2 to be insured to the maximum extent permitted by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

3.3

Segregation and Registration. Provider will, upon receipt of Proper Instructions on behalf of each applicable BFA Recipient, establish and maintain additional BFA Accounts for and on behalf of each such BFA Recipient, into which account or accounts may be transferred Property (including cash): (i) in accordance with the provisions of any agreement among the applicable BFA Recipient, Provider and a broker-dealer that is registered under the Exchange Act and is a member of Financial Industry Regulatory Authority (FINRA) (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the BFA Recipient; (ii) for purposes of segregating U.S. cash, U.S. Government Securities, or other U.S. Securities in connection with swaps or other transactions by a BFA Recipient related to an ISDA master agreement; (iii) for purposes of segregating U.S. cash or U.S. Government Securities in connection with options purchased, sold or written by the BFA Recipient or commodity futures contracts or options thereon purchased or sold by the BFA Recipient; (iv) for the purposes of compliance by the BFA Recipient with the procedures required by 1940 Act Release No. 10666 or Rule 18f-4 under the 1940 Act, as applicable, or, subject to the Change Procedures, any subsequent release of the SEC, or interpretative opinion, no-action letter, or other guidance issued by the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies; and (v) for any other purpose upon receipt of Proper Instructions from the applicable BFA Recipient (or BFA, on behalf of the applicable BFA Recipient).

3.4

Redemptions and Other Duties of Provider under Applicable Laws. Provider shall comply, as applicable, with all duties and standards for the performance of the duties of a securities intermediary set forth in UCC Sections 8-504 through 8-508, subject to UCC Section 8-509 and the terms set forth in this Agreement.

3.5	Maintenance of Records.

(a)

Provider will, at a BFA Recipient’s request, supply such BFA Recipient with a tabulation of Securities owned by each BFA Recipient and held by Provider and will, when requested to do so by such BFA Recipient, include certificate numbers in such tabulations. At all times during the term of this Agreement, Provider shall furnish to the BFA Recipients access to Provider’s then-existing online, electronic account reporting and information system with respect to each BFA Recipient’s BFA Accounts. The Parties agree that the use of such system shall be subject to the https://nexen.bnymellon.com/app/nxn/termsOfUse or any successor website the address of which is provided by Provider to each BFA Recipient, except to the extent otherwise agreed by the Parties.

(b)

Provider will furnish each BFA Recipient with such daily information regarding the positions and activity of the BFA Recipient’s cash, Securities and other assets as Provider and such BFA Recipient will from time to time agree.

(c)

Provider will provide each BFA Recipient, at such times as such BFA Recipient may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding Securities, including Securities deposited and/or maintained in a U.S. Securities System or with a Depository, relating to the Services provided by Provider hereunder; such reports will be of sufficient scope and in sufficient detail as may reasonably be required by such BFA Recipient to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports will so state.

(d)	Provider will assist generally in providing data for BFA’s preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

3.6	Reports. Provider will provide each BFA Recipient with a 38a-1 certificate on a quarterly basis, and a 38a-1 auditor’s report on at least an annual basis.

3.7	Agents and Sub-Custodians with Respect to Property of the BFA Recipients.

(a)

Provider may employ agents in the performance of its duties hereunder, and to the extent the nature of the Property may require, Sub-Custodians, provided that (i) any such Sub-Custodian is a "qualified custodian" within the meaning of Rule 206(4)-2, (ii) Provider exercises the required Standard of Care in providing the Services (including with respect to the selection, retention, monitoring and use of such Sub-Custodian), and (iii) unless otherwise required by local Law or practice or a particular Sub-Custodian Agreement, Securities deposited with a Sub-Custodian will be held separately from any assets of such Sub Custodian or of other customers of such Sub Custodian. Provider will notify each affected BFA Recipient in writing of the identity and the qualifications of such Sub-Custodians. Provider will identify on its books as belonging to the applicable BFA Recipient all Property whether held directly by Provider or indirectly through any Sub-Custodian or Depository. No Sub Custodian Agreement shall provide in favor of such Sub-Custodian any right or lien in any Property held by such Sub-Custodian (except a claim for payment in accordance with such agreement for safe custody or administrative expenses related thereto or, in the case of cash deposits, except for liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency or similar Law), and any such Sub Custodian Agreement, unless otherwise required by applicable Law, shall provide that the beneficial ownership of a Security will be freely transferable by Provider without the payment of cash or value other than for safe custody or administration expenses related thereto. Unless otherwise agreed in Schedule 1-C (Commercial Terms

Schedule), Provider shall be responsible for the compensation of Sub Custodians for safe custody and administration expenses related thereto.

(b)

Provider shall not be responsible or liable for any Losses by any BFA Recipient, or any persons claiming through them, arising as a result of: (i) the insolvency of a Sub-Custodian used by Provider (A) in the United States, except to the extent such Losses are a result of Provider’s failure to exercise the required Standard of Care in its selection, retention, monitoring or use of such Sub-Custodian or (B) outside of the United States, except to the extent such Losses are a result of Provider’s failure to exercise the required Standard of Care in its selection, retention, monitoring or use of such Sub-Custodian, taking into account with respect to any Sub-Custodian, the established market practices and local Law prevailing in such jurisdiction; or (ii) the deposit or maintenance of Property at Sub-Custodians that are specified by any BFA Recipient. Provider will be responsible for the acts and omissions of any (x) agent of Provider (including any Sub Custodian) hereunder that is an Affiliate of Provider as if such acts and omissions were performed by Provider hereunder, and (y) Sub-Custodian for which Provider does not exercise the required Standard of Care in the selection, retention, monitoring or use of such Sub-Custodian, taking into account established market practices and local Law prevailing in the jurisdiction in which the acts or omissions of the Sub-Custodian occur. The employment of such agents will, to the extent applicable, be in accordance with Section 7.3. Provider will notify each affected BFA Recipient in writing of any change in the identity and qualifications of a Sub-Custodian.

(c)

Upon receipt of Proper Instructions, Provider may employ Sub-Custodians selected by a BFA Recipient. Provider will not be responsible for the acts or omissions or insolvency of Sub-Custodians selected by or at the direction of a BFA Recipient. Provider will notify each affected BFA Recipient in writing if Provider determines that the custody arrangements with such Sub-Custodian are not appropriate.

(d)

The BFA Recipients acknowledge that (i) Provider may use Depositories and their related nominees to hold, receive, exchange, release, lend, deliver and otherwise deal with Securities and to receive and remit, on behalf of a BFA Recipient, all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof and (ii) certain duties of Provider hereunder may be performed by one or more Affiliates of Provider.

3.8	With Respect to Property of the BFA Recipients Held Outside of the United States.

(a)

Holding Securities. Provider may hold Foreign Assets for all of its customers, including the BFA Recipients, with any Sub-Custodian in an account that is identified as belonging to Provider for the benefit of its customers, provided however, that: (i) the records of Provider with respect to Foreign Assets of BFA Recipients which are maintained in such account will identify those Securities as belonging to such BFA

Recipients; and (ii) unless otherwise required by local Law or practice or a particular Sub-Custodian agreement, Foreign Assets deposited with a Sub-Custodian will be held separately from any assets of such Sub-Custodian or of other customers of such Sub-Custodian.

(b)	Depository. Foreign Assets will be maintained in a Depository in a designated country through arrangements implemented by Provider or a Sub-Custodian, as applicable, in such country.

(c)

Shareholder Rights. With respect to the Foreign Assets held pursuant to this Section 3.8, Provider will use Commercially Reasonable Efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations, prevailing market practices for institutional investors and practical constraints that may exist in the country where such Securities are issued. The BFA Recipients acknowledge that local conditions, including lack of regulation and mature market structures, procedural obligations, lack of notice and other factors may have the effect of limiting the ability of the BFA Recipients to exercise shareholder rights.

(d)

Other. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of a BFA Recipient and delivery of Foreign Assets maintained for the account of a BFA Recipient may be effected in accordance with the customary established Securities trading or Securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

3.9

Advances. Provider may, in its sole discretion, advance funds on behalf of a BFA Recipient to make any payment permitted hereby upon receipt of any Proper Instruction for such payment on terms agreed to by the Parties from time to time.

3.10	Foreign Exchange

(a)

Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, Provider shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a BFA Recipient with currency brokers or other Banking Institutions (collectively, “FX Intermediaries”) as the applicable BFA Recipient may determine and direct pursuant to Proper Instructions. Provider shall be responsible for the transmission of cash and instructions to and from the FX Intermediaries with which the contract or option is made. Provider shall have no duty with respect to selection of the FX Intermediaries with which a BFA Recipient deals on behalf of its portfolios or, so long as Provider acts in accordance with Proper Instructions, for the failure of such FX Intermediaries to comply with the terms of any contract or option.

(b)	Foreign Exchange Contracts as Principal. To the extent Provider or one of its Affiliates agrees to enter into foreign exchange transactions as the principal, the Parties will address the applicable terms and obligations in a separate agreement.

(c)

Payments. Notwithstanding anything to the contrary contained in this Agreement, upon receipt of Proper Instructions, Provider may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

3.11

No Disclosure per Shareholder Request. With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, Provider is instructed not to disclose the name, address or Securities positions of a BFA Recipient in response to shareholder communications requests regarding a BFA Account.

3.12

Service Levels. Schedule 1-A (Service Levels) and Schedule 1-B (KPIs) set forth the Service Levels and Key Performance Indicators applicable to the Services under this Article 3. Provider will perform the Services under this Article 3 in accordance with such Service Levels, Key Performance Indicators and Article 6.

4.	Section 4.1(c) is hereby added to the Agreement as follows:

(c)

Security Valuations. In determining security valuations, Provider will utilize one or more Third Party Providers or Authorized Data Sources designated by a BFA Recipient to determine valuations of such BFA Recipient’s Securities for purposes of calculating net asset values of such BFA Recipient. Such BFA Recipient shall identify to Provider the Third Party Providers or Authorized Data Sources to be utilized on such BFA Recipient’s behalf. Provider shall price the Securities and other holdings of such BFA Recipient and calculate applicable net asset values in accordance with the Service Level Schedule.

5.	Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.1

Standard of Care. Provider will perform the Services (including in selecting, retaining and using Sub-Custodians or Subcontractors) in a manner that meets the following standards of performance (collectively, the Standard of Care”) as applicable to each:

(a)

with the exercise of that level of care at least at the same standard of care as Provider provides for itself and/or its Affiliates with respect to similar services, and without the exercise of any Bad Acts;

(b)	in a manner reasonably designed to satisfy Provider’s obligations under this Agreement; and

(c)	with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.

6.	Section 7.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

7.3	Subcontractors.

(a)

Notice and Approval. Provider will provide thirty (30) days’ prior written notice (in accordance with Section 25.9) to any affected BFA Recipient of Provider’s intention to subcontract any of its obligations hereunder, except in connection with any Permitted Delegation. Provider will not under any circumstances subcontract any obligations hereunder, other than: (i) Permitted Delegations; and (ii) non-Core Services or auxiliary services that facilitate the Services which are a part of Provider’s platform (e.g., document warehousing and retrieval, print services, etc.), as otherwise permitted hereunder. Such notice will identify the proposed Subcontractor, and except with respect to any Permitted Delegation, Non-Core Services or auxiliary services, such BFA Recipient may reject any proposed Subcontractor if BFA, on behalf of any BFA Recipients, is not reasonably satisfied that (A) the Subcontractor’s personnel are suitably qualified, trained and supervised and/or (B) Provider’s arrangement with such Subcontractor satisfies the requirements set forth in this Agreement. Upon request therefor, Provider shall provide the BFA Recipients with a list of its global Sub-Custodian providers and Subcontractors.

(b)	Subcontractor Services.

(i)

Except as expressly provided otherwise under this Agreement, Provider will remain responsible for obligations, services and functions performed by, and other acts or omissions of, its Subcontractors and their employees to the same extent as if these obligations, services and functions were performed by Provider, regardless of whether a BFA Recipient has exercised its right to reject Provider’s use of any proposed Subcontractor, as applicable.

(ii)	Provider will be the sole point of contact for each BFA Recipient with respect to Subcontractors.

(iii)

Provider represents and warrants that, with respect to each existing or proposed Subcontractor of a material portion of the Services, it has (or will have) a due diligence and third party oversight program that meets regulatory requirements under Provider Laws and that Provider, acting reasonably, has determined is appropriate in light of the nature of the services performed by the Subcontractor and the nature of the information relating to Provider’s customers or a BFA Recipient’s customers that the Subcontractor is Processing or expected to be Processing. This due diligence includes and shall include, but not be limited to, matters relating to data security, technology recovery, and personnel background screening appropriate to the nature of sub-contracted Services, and Provider shall take appropriate action with respect to adverse findings arising out of its due diligence and other oversight. Provider shall, upon request, meet with BFA to discuss its due diligence and oversight program, both in general and, subject to any confidentiality provisions in the relevant subcontract, with respect to any given Subcontractor of a material portion of the Services.

(iv)

Provider will require that all Subcontractors, Permitted Delegations and Sub-Custodians maintain policies and procedures with regard to confidentiality, data protection, compliance with Laws, and security that are reasonably designed in light of the services being performed or information being Processed (including hosting, maintaining or accessing BFA Data). The Subcontractor, Permitted Delegations and Sub-Custodian will be required to meet reasonably designed standards that are substantially similar in the aggregate to the policies and procedures required for Provider hereunder and applicable to Provider Personnel to the extent appropriate given the Services being performed and BFA Data being processed.

(v)

Provider will be responsible for providing BFA, each BFA Recipient, and their respective regulators with copies of records relating to the Subcontractor’s, Permitted Delegation’s and Sub-Custodian’s performance of its services with respect to the Services as may be reasonably necessary for BFA, the BFA Recipients and the regulators to exercise the audit and oversight rights contemplated by this Agreement. Subject to applicable Law and to the extent practicable and appropriate, in the context of the Services being subcontracted, Provider also shall use Commercially Reasonably Efforts upon request to obtain the Subcontractor’s, Permitted Delegation’s, and Sub-Custodian’s consent to allow BFA and its regulators direct (with Provider involvement) review and audit rights of such Subcontractors, Permitted Delegations and Sub-Custodians.

7.	Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

7.4

Service Locations. The Services (other than shared or centralized custody functions within Provider or technology infrastructure, development or support) will be provided initially from locations identified by Provider as of the Effective Date. In conjunction with the audit processes described in Section 17, Provider will meet with BFA annually at an agreed upon date to review how the Services are provided from various locations and to address any inquiries BFA may have with respect thereto. Provider will provide from time to time upon request from BFA an updated list containing information regarding the locations from which the various components of the Services are provided. Additionally, Provider shall not perform any part of the Services in a country other than the countries identified by Provider as of the Effective Date as being locations from which the Services will be provided (a “New Country Location”) unless, notwithstanding applicable Law in that country, Provider is able to comply with the requirements of this Agreement relating to protection of BFA Data, including the requirements set forth in Exhibit D (which, for the avoidance of doubt, does not apply to the use of Sub-Custodians). Provider shall consult with BFA in advance of performing a material part of the Services in a New Country Location and provide reasonable assurances to BFA of its ability to comply with those requirements. Furthermore, Provider shall not transfer a material part of the Core Services to a location outside the United States of America without BFA’s prior approval, which approval shall not be denied if BFA is reasonably satisfied that the personnel who will be providing the Core Services so transferred will be suitably qualified, trained and supervised. In this regard, if BFA does not object within sixty (60) days from its receipt of notice of the proposed transfer of the Core Services, BFA will have been deemed to have consented to any such proposed changes. Notwithstanding the foregoing, consistent with Provider’s business continuity planning, Provider may in its sole discretion without advance notice use a different location to provide Services if Provider determines such action is necessary or prudent to prevent business disruption.

8.	Section 9.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)

For the Services rendered pursuant to Article 3, Article 4, or Article 5, the BFA Recipient (or BFA, on behalf of the BFA Recipient) agrees to pay to Provider the fees and expenses set forth in Schedule 1-C (Commercial Terms Schedule) to this Agreement (the “Fees”). Unless otherwise agreed in Schedule 1-C (Commercial Terms Schedule), Provider will be responsible for the compensation of all Sub-Custodians, Subcontractors, Depositories (in which Provider is the direct member or participant) and its other agents (in each case, to the extent selected by Provider).

9.	Section 9.3(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

(i)

Other. Provider shall have no responsibility or liability to pay for any Taxes now or hereafter imposed on the BFA Recipients or on Provider with respect to the Property of any BFA Recipient by the tax laws of the United States (or of any state or political subdivision thereof) or any other political jurisdiction.

10.	Section 10.3(b)(iii) is hereby deleted from the Agreement.

11.	Section 12.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

12.1	Compliance with Law; BFA Policies

(a)	Generally.

(i)	Provider will, and will require its Subcontractors and Sub-Custodians to: (A) review and comply with all applicable Law and regulations and rules that may be in effect during the Term and that would be applicable to Provider or the Subcontractor in their performance of the Services; and (B) perform the Services in a manner compliant with Law applicable to the delivery of the Services.

(ii)

Provider will, and will require its Subcontractors and Sub-Custodians to, obtain and maintain all necessary approvals, licenses, consents, permits or authorization of any person or entity, or any notice to any person or entity, the granting of which is required by Law applicable to such Provider or its Subcontractors or Sub-Custodians, as applicable, for: (A) the consummation of the transactions contemplated by this Agreement; and (B) the provision of the Services in compliance with all the Laws applicable to Provider or its Subcontractors or Sub-Custodians, as applicable. Each BFA Recipient will, and will require its subcontractors and agents, as applicable to, obtain and maintain all necessary approvals, licenses, consents, permits or authorization of any person or entity, or any notice to any person or entity, the granting of which is required by Law applicable to such BFA Recipient for: (A) the consummation of the transactions contemplated by this Agreement; and (B) the receipt of the Services in compliance with all the Laws applicable to such BFA Recipient. Upon reasonable request therefor, each Party will provide reasonable cooperation to the other Party, at such other Party’s expense, to obtain and maintain any such approvals.

12.

The last sentence of Section 18.2(a) is hereby deleted in its entirety and replaced with the following: “In connection with the provision of the Services and the discharge of its other obligations under this Agreement, Provider may collect and store BFA Confidential Information and share such BFA Confidential Information with its Affiliates, Subcontractors, Authorized Data Sources, Sub-Custodians, Third Party Market Utility Providers, Depositories and agents solely to the extent reasonably necessary to carry out (A) the provision of Services contemplated under this Agreement, and (B) the internal management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, and legal and regulatory compliance.”

13.	Section 19.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)

Custodian Eligibility. Provider represents and warrants that it (i) has and will maintain at least the minimum qualifications required to act as custodian of the Property of each BFA Recipient, and (ii) is otherwise qualified and eligible to act as custodian under the terms of this Agreement.

14.	Section 21.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)	a material breach by Provider, any Provider Personnel or any Subcontractor of any of Provider’s obligations hereunder (including data protection, information security or confidentiality obligations), under any Sub-Custodian Agreement or under the Standard of Care, except to the extent that such Losses arise out of the negligence, bad faith, actual fraud or willful misconduct of BFA, any BFA Recipient or their respective Affiliates, or of any Third Party Provider;

15.	Section 21.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)

other than as provided in Section 3.7(b), any action or omission to act by (i) a Sub-Custodian that is an Affiliate of Provider or (ii) a Sub-Custodian that is not an Affiliate of Provider and was selected, retained, monitored or used by Provider with the failure to exercise the required Standard of Care;

16.	New Sections 21.1(g) – (k) are hereby added to the Agreement as follows:

(g)	such other failures as otherwise agreed by the Parties from time to time;

(h)	claims by clients of Provider relating to services, products or systems provided by Provider or a Subcontractor to such client(s) in a shared or leveraged environment;

(i)

any claim relating to the handling and processing of any and all immigration and employment related issues and requirements arising in connection with the Provider Personnel (whether located in the United States or elsewhere);

(j)	any third-party claim based on or arising out of negligence, fraud or willful acts or omissions of or by Provider or Provider Personnel with respect to the performance of the Services; or

(k)	other claims as otherwise agreed by the Parties from time to time.

17.	A new Section 22.1(f) is added the Agreement as follows:

(f)

In the event of a loss of a Security for which loss Provider is responsible under the terms of this Agreement, Provider will replace such Security, or if such replacement cannot be effected, Provider will pay to the affected BFA Recipients (or BFA, on behalf of the affected BFA Recipients), the fair market value of such Security based on the last available price as of the close of business in the relevant market on the date that a claim was first made to Provider with respect to such loss or the date the loss is first reported to the affected BFA Recipient, whichever is earlier.

18.	Section 22.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

22.2

Provider Liability Limitations. Subject to Provider’s obligations under this Agreement to mitigate Damages or Losses, Provider will not be liable, will not be in breach of this Agreement and will not be required to indemnify any BFA Recipient in respect of any Damages or Losses suffered or incurred by any such BFA Recipient to the extent that such Damages or Losses arise as a result of:

(a)

any insolvency or financial default of any Pass Through Foreign Sub-Custodian or any Sub-Custodian located within or outside of the United States (exclusive of Provider Affiliates), provided that (i) Provider’s selection, retention and use of such Pass Through Foreign Sub-Custodian or any Sub-Custodian located within or outside of the United States (exclusive of Provider Affiliates) was made in accordance with the Standard of Care, and (ii) Provider diligently enforces such rights as it may have against any such Pass Through Foreign Sub-Custodian or any Sub-Custodian located within or outside of the United States (exclusive of Provider Affiliates);

(b)

any acts or omissions of any Pass Through Foreign Sub-Custodian, provided that (i) Provider’s selection, retention and use of such Pass Through Foreign Sub-Custodian was made in accordance with the Standard of Care, (ii) Provider will be liable to the BFA Recipients to the same extent as such Pass Through Foreign Sub-Custodian is liable to Provider, and (iii) Provider diligently enforces such rights as it may have against any such Pass Through Foreign Sub-Custodian;

(c)

any acts or omissions of a Sub-Custodian located within or outside of the United States (exclusive of the Pass Through Foreign Sub-Custodians or Provider Affiliates), provided that (i) Provider’s selection, retention and use of such Sub-Custodian was made in accordance with the Standard of Care; (ii) Provider will be liable to the BFA Recipients to the same extent as such Sub-Custodian is liable to Provider; and (iii) Provider diligently enforces such rights as it may have against any such Sub-Custodian;

(d)

any acts, omissions, insolvency or financial default of a Depository, provided that (i) Provider’s use of such Depository (except where the use or monitoring of such Depository was due to settlement instructions of the BFA Recipients) was made with the exercise of the required Standard of Care; (ii) Provider will be liable to the BFA Recipients to the same extent as such Depository is liable and has satisfied its liabilities to Provider; and (iii) Provider shall make reasonable efforts in accordance with applicable market practice to enforce such rights as it may have against any such Depository;

(e)

any insolvency or financial default or act or omission of a Subcontractor chosen by or at the direction of such BFA Recipient, provided that: (i) a BFA Recipient’s exercise of its right to reject any Subcontractor hereunder will not be considered a choice or direction of such BFA Recipient; (ii) Provider diligently enforces such rights as it may have against such Subcontractor at the expense of, and as directed by, such BFA Recipient; and (iii) Provider notified the BFA Recipient promptly upon Provider’s knowledge of any assignment of such Subcontractor or if such Subcontractor chosen by or at the direction of such BFA Recipient fails Provider’s due diligence or operational vetting requirements;

(f)

any obligations now or hereafter imposed directly on the BFA Recipients or Provider solely as custodian of the BFA Recipient’s account by the tax law of the United States or of any state or political subdivision thereof or any other political jurisdiction outside of the

United States (which obligations the BFA Recipients shall promptly satisfy in full);

(g)	acts or omissions of a third party that occurred prior to the applicable Effective Date;

(h)	Provider’s reliance on Proper Instructions, except to the extent such Damages or Losses result from Provider’s failure to meet its Standard of Care in acting in accordance with Proper Instructions;

(i)

Without limiting Provider’s responsibility for Damages or Losses directly caused by its failure to meet the Standard of Care or its obligations under Section 6.3 and Article 8 as set forth elsewhere in this Agreement:

(i)	any act of, or a failure to perform or a breach by, any BFA Recipient of its obligations under this Agreement;

(ii)	any revisions to calculation methods made by a BFA Recipient unless such revisions are communicated in writing to Provider;

(iii)

any acts or omissions of Authorized Data Sources (which may include the provision by such Authorized Data Sources of inaccurate, incomplete or corrupt data on which Provider has relied in providing the relevant Services);

(iv)

any act or omission by a Third Party Provider (which may include the provision by such Third Party Provider of inaccurate, incomplete or corrupt data on which Provider has relied in providing the relevant Services);

(v)	erroneous information provided by a Third Party Market Utility Provider, except to the extent Provider fails to review and validate such data pursuant to Section 8.2(b);

(vi)

Provider relying in good faith upon the accuracy and completeness of any information provided to it by any BFA Recipient or Third Party Provider, except to the extent that Provider has modified or failed to correct such information where it had an express obligation to do so pursuant to the terms hereof and to the extent that such modification or failure to correct has increased the amount of Damages or Losses or otherwise resulted in Damages or Losses;

(vii)	Any unavailability of BFA Technology, except to the extent that Provider fails to comply with Section 6.3 and Article 8; or

(viii)

any untimely exercise of any tender, exchange or other right or power in connection with Foreign Assets or other Property of the BFA Recipient’s account at any time held by it to the extent caused by the following: (A) Provider or the respective Sub-Custodian is not in actual possession of such Foreign Assets or Property; and (B) Provider does not receive Proper Instructions with regard to the exercise of any such right or power within the timeframes set forth in the applicable Service Levels.

(j)

any improper use by the BFA Recipient or its agents, Distributor, Authorized Participants or BFA of any valuations or computations supplied by Provider in accordance with its Standard of Care under this Agreement;

(k)

the method of valuation of the Digital Assets, Securities and the method of computing Net Assets, as set forth in the Prospectus or as directed by the BFA Recipient, and if the Prospectus so indicate, the value of Net Assets per Share;

(l)

the legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the BFA Recipient to request such issuance, sale or transfer;

(m)	the legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the BFA Recipient to request such purchase;

(n)	the legality of the declaration of any dividend by the BFA Recipient, or the legality of the issue of any Shares in payment of any stock dividend;

(o)	the legality of any recapitalization or readjustment of the Shares;

(p)	any Losses of Provider with respect to the applicable BFA Recipient’s withholding, depositing and/or reporting obligations under the Laws; and

(q)	the negligence, bad faith, actual fraud or willful misconduct of BFA, any BFA Recipient or their respective Affiliates.

19.

The following defined terms and definitions are hereby added to Article 24, Definitions, in their respective alphabetical order. To the extent any defined terms below currently appear within the Agreement, the definitions included herein hereby supersede and replace those contained within the Agreement.

“Banking Institution” means any bank or trust company (including Provider, any Sub-Custodian or any subsidiary or Affiliate of Provider).

“Country Risk Events” has the meaning given in Section 3.1(e).

“Depository” means Depository Trust Company, Euroclear, ClearStream Banking S.A., the Canadian Depository System, CLS Bank and any other securities depository, book-entry system or clearing agency authorized to act as a system for the central handling of securities pursuant to the laws of the applicable jurisdiction, and any successors to, and/or nominees of, any of the foregoing.

“Foreign Assets” means any of the BFA Recipients’ Securities, investments and foreign currencies for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the BFA Recipients’ transactions in such investments.

“FX Intermediaries” has the meaning given in Section 3.10.

“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, concluded on July 5, 2006 and effective as Federal Law on April 1, 2017.

“Off-book Accounts” has the meaning given in Section 3.2(b).

“Pass-Through Foreign Sub-Custodian” means any Sub-Custodian employed by Provider to perform custody services in the following jurisdictions: Argentina, Bahrain, Bangladesh, Botswana, China, Costa Rica, Ghana, Iceland, Jamaica, Jordan, Kazakhstan, Kenya, Namibia, Nigeria, Oman, Qatar, Romania, Russia, Saudi Arabia, Serbia, Tunisia, Uganda, Ukraine, United Arab Emirates, Venezuela, Zambia and Zimbabwe, which list may be amended from time to time.

“Permitted Delegation” means any of the following delegations by Provider of its obligations under this Agreement: (a) the use of third party providers with respect to technology (except with respect to specific technology that is contracted for hereunder) and technology development; (b) the use of Sub-Custodians and/or Depositories with respect to any custody services, but, in each case, only to the extent that the nature of the Property requires such delegation; (c) use of locations identified by Provider in accordance with Section 7.4; and (d) the delegation of any of its obligations to any Affiliate of Provider.

“Property” has the meaning given in Section 3.1(a).

“Subcontractor” means any Affiliate or other agent, subcontractor or consultant of Provider that Provider engages to perform any of its obligations under this Agreement, including Permitted Delegations, but excluding, for the avoidance of doubt, Authorized Data Sources, Sub-Custodians, Third Party Marke Utility Providers, and any Depositories.

“Sub-Custodian” means a bank or other financial institution (other than a Depository) that is utilized by Provider either directly or by and through an Affiliate of Provider with whom Provider has entered into an inter-affiliate agreement or a Sub-Custodian Agreement for such purpose, in its discretion (but in accordance with Sections 3.7 and 3.8 hereof), in connection with the custody of the Property.

“Sub-Custodian Agreement” means the contract between Provider and a Sub-Custodian governing custody arrangements for the Property.

“Third Party Provider” means any provider of services to any BFA Recipient (other than Provider or a Subcontractor, Sub-Custodian, or Depository or delegate), including, without limitation, any investment adviser or sub-adviser, custodian, Distributor, dealer, transfer agent, administrator, accounting agent or fiduciary in respect thereof. For the avoidance of doubt, any Digital Asset custodian shall be considered a Third Party Provider.

“U.S. Securities System” means a “securities intermediary” as defined in Section 8-102 of the UCC or book-entry system authorized by the U.S. Department of Treasury.

20.	Section 25.12 of the Agreement is hereby deleted in its entirety and replaced as follows:

25.12    Waiver of Liens. Provider shall not have any power or authority to assign, hypothecate, pledge, or otherwise dispose of any Property of a BFA Recipient in Provider’s “control” (within the meaning if UCC Sections 8-106, 9-104 or 9-106), except pursuant to Proper Instructions from a BFA Recipient or as may be agreed to by the Parties from time to time, and the Property shall not be subject to any lien or change of any kind in favor of Provider or any person claiming through Provider, except as may be agreed to by the Parties from time to time. Provider, for itself, its employees, permitted Subcontractors and materialmen, hereby waives and relinquishes all right to file, have or maintain a mechanic’s or similar claim or lien against any property of any BFA Recipient or any part thereof for or on account of the work or any materials or equipment furnished hereunder. Except as may be agreed to by the Parties from time to time, Provider will not create or permit to be created or remain any lien, encumbrance or charges levied on account of any mechanic’s lien or claim that may become a lien, encumbrance or charge upon any of the Property of any BFA Recipient or any part thereof.

21.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

22.

The parties hereto expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing will be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, will constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature Page Follows]

Each party hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Agreed: BLACKROCK FUND ADVISORS, acting		The Bank of New York Mellon
on behalf of itself and each BFA Recipient listed in Exhibit A

By:	/s/ Bryan Bowers	By:	/s/ Allison M. Gardner
Name:	Bryan Bowers	Name:	Allison M. Gardner
Title:	Managing Director	Title:	Senior Vice President

EXHIBIT A

Revised as of May          , 2026

1.	The iShares Bitcoin Trust, a Delaware Statutory Trust
2.	The iShares Ethereum Trust, a Delaware Statutory Trust
3.	iShares Staked Ethereum Trust ETF
4.	iShares Bitcoin Premium Income ETF